UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 26, 2013

Alpha and Omega Semiconductor Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-34717	77-0553536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House 2 Church Street Hamilton HM 11 Bermuda
(Address of principal executive offices)

(408) 830-9742
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

The information in Item 2.02 of this Current Report, including the accompanying exhibit, is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of Section 18. The information in Item 2.02 of this Current Report shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language contained in such filing.

On April 29, 2013, Alpha and Omega Semiconductor Limited issued a press release regarding its financial results for its fiscal third quarter ended March 31, 2013. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 2.06. Material Impairments.

During the quarter ended March 31, 2013, the Company conducted an impairment review of certain of its long-lived assets in light of the continuing decline of the personal computing (PC) market. Based on this review, on April 26, 2013, the Company concluded that it was appropriate to record a non-cash charge of $2.6 million for certain manufacturing machinery and equipment for the packaging of its PC-related product due to the accelerated decline of the PC market. In addition, based on its periodic review of inventory as of March 31, 2013, on April 26, 2013, the Company determined that it was appropriate to record a non-cash, non-recurring inventory valuation charge in the amount of $7.7 million for certain excess and obsolete inventory consisting of products relating to PC applications, and to a lesser extent, products for power supplies. The Company determined that such non-recurring inventory write-down was required primarily due to loss of market share with certain customers, including a major OEM with whom the Company conducted business indirectly, as well as the effect of the continuing decline of the PC market. Approximately $5.7 million of the $7.7 million non-recurring inventory write-down was attributable to newly developed products for desktop PC applications for the major OEM because these products were not compatible with its particular applications. The Company determined that it is not likely such products can be sold to other customers. The Company does not expect these non-cash charges described above will result in future cash expenditures.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated April 29, 2013

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha and Omega Semiconductor Limited
Date: April 29, 2013	By:	/s/ MARY L. DOTZ Mary L. Dotz Chief Financial Officer and Corporate Secretary